Exhibit 99.1

Pulmatrix Reports Third Quarter 2020 Financial Results and Business Updates

Focused pipeline with multiple potential clinical and regulatory milestones in 2021

Pulmatrix to receive escalating royalties from partner Sensory Cloud upon sales of FEND,

an OTC nasal hygiene product proven to reduce airborne respiratory droplets

Completed warrant exercise raising approximately $13.6 million in gross proceeds to advance ongoing programs

LEXINGTON, Mass., November 12, 2020 – Pulmatrix, Inc. (NASDAQ: PULM), a clinical stage biopharmaceutical company developing innovative inhaled therapies to address serious pulmonary and non-pulmonary disease using its patented iSPERSE™ technology, today reports its Q3 2020 financial results and provides a business update.

“Our efforts this quarter have enabled Pulmatrix to emerge with a focused clinical strategy that leverages our iSPERSE™ formulated candidates to address both respiratory and non-respiratory indications,” said Ted Raad, Chief Executive Officer of Pulmatrix. “We look forward to 2021 as we plan to progress all of our programs. PUR1800 is planned to begin a clinical trial in early 2021, moving us closer to a potential licensing agreement with J&J for development and commercialization in lung cancer. We are also pleased to advance our first non-respiratory program in acute migraine and believe our inhaled iSPERSE™ formulation may be uniquely suited to address the significant unmet need in the growing migraine market. In addition, after a planned Type-C meeting with the FDA in early 2021, we plan to finalize the protocol for a more impactful Pulmazole Phase 2b study in asthma patients with allergic bronchopulmonary aspergillosis that will include a longer study duration and potential Phase 3 enabling efficacy endpoints.”

Key Highlights and Development Updates

●	Announced in October the commercial launch of FEND with our partner Sensory Cloud. FEND is an OTC nasal hygiene product that is comprised of proprietary Pulmatrix NasoCalm formulations (PUR003 and PUR006) of sodium chloride and calcium chloride salts licensed from Pulmatrix. It is designed to provide, among other potential benefits, an ability to suppress the exhalation of droplets of airway lining fluid, which can transmit airborne infection. Commercial launch provided immediate, broad availability of FEND, with Pulmatrix to receive escalating royalties from worldwide revenues on product sales.

●	Pulmatrix anticipates initiating its Phase 1b study evaluating PUR1800, its iSPERSE enabled narrow spectrum kinase inhibitor (NSKI), in patients with stable COPD in the first half of 2021. This safety and biomarker study, designed to bridge the lactose formulation to the iSPERSE™ formulation, is expected to be a randomized, double-blind, 3-way crossover study with safety and tolerability endpoints, as well as additional endpoints for pulmonary function, pharmacokinetics, pharmacodynamics and target engagement.

●	Pulmatrix is advancing PUR3100, its inhaled candidate for acute migraine and is on-track to identify its lead formulation for non-clinical PK studies by the end of 2020. The Company intends to complete a 14-day GLP toxicology study in 2021, and based on clinical and regulatory precedents, intends to initiate Phase 1 and Phase 1b studies in the first quarter of 2022, targeting a registration enabling Phase 3 study in 2023.

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●	Pulmatrix and Cipla intend to initiate a Phase 2b study designed with a longer treatment duration and key phase 3 enabling efficacy endpoints when the potential risk to both patient safety and to patient enrollment, presented by the ongoing COVID-19 pandemic, is reduced to an acceptable level for patients with this serious respiratory condition.

Corporate Updates

●	Appointed Todd Bazemore, a biopharmaceutical executive with significant experience in respiratory diseases, rare diseases, business development, and capital markets, to its Board of Directors, effective October 1, 2020.

●	Strengthened balance sheet with a warrant exercise transaction raising gross proceeds of $13.6 million in July which will support ongoing preclinical and clinical programs for Pulmazole, PUR1800, other pipeline assets and general working capital needs.

Third Fiscal Quarter Financial Summary

As of September 30, 2020, Pulmatrix had $34.5 million in cash compared to $23.4 million as of December 31, 2019.

Pulmatrix generated $4.4 million of revenue in the third quarter of 2020, compared to $1.4 million in the third quarter of 2019. The revenue for the second quarter of 2020 was the result of the collaboration and licensing agreements with Cipla and JJEI, respectively.

Research and development expenses for the third quarter of 2020 and 2019 were $3.9 million and $3.3 million, respectively. Included in the third quarter 2020 costs were pre-clinical toxicology and Chemistry, Manufacturing and Controls costs for the PUR1800 program and clinical study costs incurred for the Phase 2 Pulmazole study.

General and administrative expenses for the third quarter of 2020 and 2019 were $1.8 million. Included in the third quarter 2020 costs were general operating expenses such as employment, lab and office lease, legal, patent and audit fees.

Net loss was $10.6 million for the third quarter of 2020 and $3.6 million for the third quarter of 2019. The net loss for the third quarter 2020 was primarily due to warrant inducement expense of $9.3 million and manufacturing costs for the upcoming PUR1800 Phase 1b clinical study and the recently terminated Pulmazole Phase 2 study. The net loss for the third quarter of 2019 was due to spend on the Pulmazole Phase 2 study.

About Pulmatrix

Pulmatrix is a clinical stage biopharmaceutical company developing innovative inhaled therapies to address serious pulmonary and non-pulmonary disease using its patented iSPERSE™ technology. The Company’s proprietary product pipeline is initially focused on advancing treatments for serious lung diseases, including Pulmazole, an inhaled anti-fungal for patients with allergic bronchopulmonary aspergillosis (“ABPA”), and PUR1800, a narrow spectrum kinase inhibitor in lung cancer. Pulmatrix’s product candidates are based on iSPERSE™, its proprietary engineered dry powder delivery platform, which seeks to improve therapeutic delivery to the lungs by maximizing local concentrations and reducing systemic side effects to improve patient outcomes.

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FORWARD-LOOKING STATEMENTS

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements of historical fact, and may be identified by words such as “anticipates,” “assumes,” “believes,” “can,” “could,” “estimates,” “expects,” “forecasts,” “guides,” “intends,” “is confident that”, “may,” “plans,” “seeks,” “projects,” “targets,” and “would,” and their opposites and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, the impact of the novel coronavirus (COVID-19) on the Company’s ongoing and planned clinical trials; the geographic, social and economic impact of COVID-19 on the Company’s ability to conduct its business and raise capital in the future when needed; delays in planned clinical trials; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products, including patent protection. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the SEC, including its annual report on Form 10-K filed with the Securities and Exchange Commission on March 26, 2020 as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. The Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact

Timothy McCarthy, CFA

212.915.2564

tim@lifesciadvisors.com

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PULMATRIX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	At September 30, 2020	At December 31, 2019
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$34,508	$23,440
Accounts receivable	1,217	7,200
Prepaid expenses and other current assets	1,394	777
Total current assets	37,119	31,417
Property and equipment, net	332	270
Operating lease right-of-use asset	1,724	630
Long-term restricted cash	204	204
Goodwill	3,577	3,577
Total assets	$42,956	$36,098
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$630	$600
Accrued expenses	2,389	2,514
Common stock payable	2,292	—
Operating lease liability	997	675
Deferred revenue	4,258	13,411
Total current liabilities	10,566	17,200
Operating lease liability, net of current portion	898	—
Deferred revenue, net of current portion	7,992	7,879
Total liabilities	19,456	25,079
Commitments (Note 9)
Stockholders’ equity:
Preferred stock, $0.0001 par value — 500,000 authorized and 0 issued and outstanding at September 30, 2020 and December 31, 2019	—	—
Common stock, $0.0001 par value — 200,000,000 shares authorized; 34,407,483 and 19,994,560 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively.	3	2
Additional paid-in capital	255,067	226,178
Accumulated deficit	(231,570)	(215,161)
Total stockholders’ equity	23,500	11,019
Total liabilities and stockholders’ equity	$42,956	$36,098

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PULMATRIX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except share and per share data)

	For the Three Months Ended September 30,
	2020	2019

Revenues	$4,372	$1,406

Operating expenses
Research and development	3,873	3,297
General and administrative	1,776	1,785
Total operating expenses	5,649	5,082
Loss from operations	(1,277)	(3,676)
Other income (expense)
Interest income	13	121
Warrant inducement expense	(9,289)	—
Net loss	$(10,553)	$(3,555)
Net loss per share, basic and diluted	$(0.31)	$(0.18)

Weighted average shares of common stock used to compute basic and diluted net loss per share	33,924,499	20,294,560

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